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                                                                    EXHIBIT 23.3

               CONSENT OF ERNST & YOUNG(CIS) LTD., INDEPENDENT AUDITORS

We consent to the incorporation by reference, in the Registration Statements (Forms S-8 No. 333-45669 and No. 333-47573), of our report dated February 16, 1998 except for Note 12, as to which the date is November 12, 1998 (EDN Sovintel), with respect to the financial statements and schedules of Global TeleSystems Group, Inc. included in Amendment No. 1 to the Company's Annual Report on Form 10-K/A for the year ended December 31, 1997.

                                        Ernst & Young(CIS) Ltd.

Moscow, Russia
December 4, 1998